Exhibit 23.4


Auditor's Consent

G. BRAD BECKSTEAD
Certified Public Accountant
                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                                    702.257.1984
                                                              702.362.0540 (fax)





February 27, 2002


To Whom It May Concern:

I have issued my report dated September 24, 2001, accompanying the financial statements of ATR Search Corporation on Form 10-SB for the period of March 2, 2001 (inception date) through June 30, 2001. I hereby consent to the incorporation by reference of said report in the Registration Statement of ATR Search Corporation on Form S-8 (File No. 000-33187).

Signed,



/s/ G. Brad Beckstead, CPA